UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-ll (c) or Rule 14a-12

MAIA Biotechnology, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MAIA Biotechnology, Inc.
444 West Lake Street, Suite 1700
Chicago, IL 60606
NOTICE OF INTENT TO CONVENE IN VIRTUAL MEETING FORMAT THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD MAY [ ], 2025
To the Shareholders of MAIA Biotechnology, Inc.:
Notice is hereby given that the annual meeting (“Annual Meeting”) of Shareholders of MAIA Biotechnology, Inc. (the “Company”) will be held on May [ ], 2025, at 10:00 a.m., Central Time (CT). The board of directors has determined to convene and conduct the Annual Meeting on May [ ], 2025 at 10:00 a.m. Central Time, in a virtual meeting format at www.virtualshareholdermeeting.com/MAIA2025. Shareholders will NOT be able to attend the Annual Meeting in-person. The accompanying Proxy Statement includes instruction on how to access the virtual Annual Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity. At the Annual Meeting, we will consider and vote upon the following items:
1	To elect Jean-Manassé Theagène and Stan V. Smith to our board of directors as Class III directors of the Company;
2	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025;
3.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 70,000,000 shares to 150,000,000 shares (the “Authorized Share Increase Proposal”); and

4.	To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only shareholders of record as of the close of business on March [ ], 2025, the record date, are entitled to receive notice of, and to vote on-line at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You are cordially invited to participate in the Annual Meeting. Whether or not you expect to participate in the Annual Meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Annual Meeting. If you have requested physical materials to be mailed to you, then a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record. Only shareholders of record at the close of business on the record date may vote at the Annual Meeting or any adjournment or postponement thereof.
Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April [ ], 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on March [ ], 2025, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

BY ORDER OF THE BOARD,
/s/ Vlad Vitoc
Vlad Vitoc
Chairman of the Board
Chicago, Illinois

April [ ], 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be held on May [ ], 2025
This Proxy Statement and our Annual Report on Form 10-K for the Year Ended December 31, 2024 are available without charge at https://ir.maiabiotech.com/sec-filings/all-sec-filings, by telephone at (312) 416-8592, by email to jhimmelreich@maiabiotech.com, or by notifying our Head of Finance, in writing, at MAIA Biotechnology, Inc., 444 West Lake Street, Suite 1700, Chicago, IL 60606.

MAIA BIOTECHNOLOGY, INC.

444 West Lake Street, Suite 1700
Chicago, Illinois 60606
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY [ ], 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING TO BE HELD ON THURSDAY, MAY [ ], 2025
Copies of this proxy statement, the form of proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) are available without charge at https://ir.maiabiotech.com/sec-filings/all-sec-filings, by telephone at (312) 416-8592, by email to jhimmelreich@maiabiotech.com, or by notifying our Head of Finance, in writing, at MAIA Biotechnology, Inc., 444 West Lake Street, Suite 1700, Chicago, IL 60606.
This proxy statement sets forth information relating to the solicitation of proxies by the board of directors of MAIA Biotechnology, Inc. (the “Company”) in connection with the Company’s 2025 Annual Meeting of shareholders or any adjournment or postponement of the Annual Meeting (the “Annual Meeting”). The Annual Meeting will take place on May [ ], 2025 at 10:00 a.m., Central Time in a virtual meeting format.
On or about April [ ], 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2024, and view instructions on how to vote. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
What is the purpose of the Annual Meeting?
Our 2025 Annual Meeting will be held for the following purposes:
1	To elect Jean-Manassé Theagène and Stan V. Smith to our board of directors as Class III directors of the Company (“Proposal 1”);
2	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025 (“Proposal 2”);
3.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 70,000,000 shares to 150,000,000 shares (the “Authorized Share Increase Proposal”) (“Proposal 3”); and

4.	To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Who can vote at the Annual Meeting?
You can vote at the Annual Meeting if, as of the close of business on March [ ], 2025, the record date, you were a holder of record of the Company’s Common Stock. As of the record date, there were issued and outstanding 29,587,314 shares of Common Stock, each of which is entitled to one vote on each matter to come before the Annual Meeting.
How many shares must be present to conduct business at the Annual Meeting?
A quorum is necessary to hold a valid meeting of shareholders. For each of the proposals to be presented at the Annual Meeting, the holders of shares of our Common Stock outstanding on March [ ], 2025, the record date (“Record Date”), representing 14,793,658 votes must be present at the Annual Meeting, virtually or by proxy. If you vote including by Internet, or proxy card your shares voted will be counted towards the quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.
How may I participate in the virtual Annual Meeting?
To participate in the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/MAIA2025 at 10:00 a.m. Central Time on May [ ], 2025, and enter the control number found on your proxy card you previously received.
How do I vote?
If you are a shareholder of record as of March [ ], 2025, the Record Date you may vote during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/MAIA2025 and following the on screen instructions (have your proxy card available when you access the webpage).
You may also vote by proxy via telephone by calling Broadridge Financial Solutions, Inc. Toll Free: 1-800-690-6903. We have retained Broadridge to assist in the distribution of proxy materials.
If you have any questions or need assistance in voting your proxy, please contact MAIA Biotechnology, Inc. 444 West Lake Street, Suite 1700, Chicago, Illinois 60606, Attention: Head of Finance or by contacting our Head of Finance by telephone at (312) 416-8592.
If your shares are held in “street name” through a bank, broker or other nominee, in order to vote during the virtual Annual Meeting please contact your bank, broker or other nominee and register with Broadridge Financial Solutions, Inc. as described above in order for you to participate in the virtual Annual Meeting. You then may vote by following the instructions provided to you by Broadridge Financial Solutions, Inc.
Whether or not you expect to participate in the virtual Annual Meeting, the board of directors urges shareholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting www.virtualshareholdermeeting.com/MAIA2025 and following the on screen instructions (have your proxy card available when you access the webpage), or (b) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above, but it will help to secure a quorum and avoid added solicitation costs.
Will my shares be voted if I do not provide voting instructions?
If you are a shareholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted FOR the election of the two Class III director nominees for director named in “Proposal 1 Election of Directors,” FOR “Proposal 2 Ratification of the Appointment of Grant Thornton LLP as Our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025”,and “FOR” “Proposal 3 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Company’s authorized common stock from 70,000,000 shares to 150,000,000 shares.”
Under the rules of NYSE American, LLC (“NYSE American”), brokerage firms have the authority to vote shares held for a beneficial owner on “routine” matters. Accordingly, if your shares are held of record by a brokerage firm and you do not provide the firm specific voting instructions, that firm will have the authority to vote your shares with respect to the “Proposal 2 Ratification of the Appointment of Grant Thornton LLP as Our Independent Registered Public Accounting Firm for the year ending December 31, 2025” and “Proposal 3 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Company’s authorized common stock from 70,000,000 share to 150,000,000 shares,” but your shares will not be voted and will be considered broker non-votes with respect to Proposal 1. We urge you to provide voting instructions so that your shares will be voted.
Can I change my vote after I have voted?
Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by (1) delivering to the Company’s

Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares, (2) delivering a valid, later-dated proxy in a timely manner, (3) attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not, by itself, revoke a proxy), or (4) voting again via Internet at a later date.
If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to Broadridge Financial Solutions, Inc. together with your email address by attending the Annual Meeting and voting electronically.
Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the Annual Meeting.
What is the deadline to vote?
If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.
What vote is required to elect directors or take other action at the Annual Meeting?
•
Proposal 1: Election of Jean-Manassé Theagène and Stan V. Smith to our board of directors as Class III directors of the Company. The election of Jean-Manassé Theagène and Stan V. Smith as Class III director nominees requires the affirmative vote of shares of Common Stock representing a plurality of the votes of the holders of the shares present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. This means that the two Class III director nominees will be elected if they receive more affirmative votes than any other person. You may not cumulate your votes for the election of directors. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
Proposal 2: Ratification of the Appointment of Grant Thornton LLP as Our Independent Registered Public Accounting Firm for the year ending December 31, 2025. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of the holders of a majority of the shares of stock present in person, by remote communication, or represented by proxy at the meeting and voting on such matter. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
Proposal 3: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 70,000,000 shares to 150,000,000 shares (the “Authorized Share Increase Proposal”) ( “Proposal 3”). Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the shares of stock present in person, by remote communication, or represented by proxy at the meeting and voting on such matters. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
In general, other business properly brought before the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of stock present in person, by remote communication, or represented by proxy at the Annual Meeting.

How does the Board recommend that I vote?
Our Board recommends that you vote your shares “FOR” each director nominee named in this proxy statement, “FOR” ratification of Grant Thornton LLP as our independent registered public Accounting Firm for the fiscal year ending December 31, 2025, and “FOR” amendment of the to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 70,000,000 shares to 150,000,000 shares.
How will the persons named as proxies vote?
If you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.
Where can I find the results of the voting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results through a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. The Current Report on Form 8-K will be available on the Internet at our website, https://ir.maiabiotech.com/sec-filings/all-sec-filings.
How can I attend the Annual Meeting?
If you are a shareholder of record, you must use your control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials, to enter the Annual Meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.
Who will pay for the cost of soliciting proxies?
The Company has not engaged a proxy solicitor in connection with the Annual Meeting, and accordingly, will not incur any costs in connection with a proxy solicitor.
What is “householding” and how does it affect me?
In accordance with notices to many shareholders who hold their shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one copy of our proxy statement and included periodic reports to shareholders is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement and annual report may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: MAIA Biotechnology, Inc. 444 West Lake Street, Suite 1700, Chicago, Illinois 60606, Attention: Head of Finance or by contacting our Head of Finance by telephone at (312) 416-8592. The voting instruction form sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. A shareholder who would like to make one of these requests should contact us as indicated above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Executive Officers and Directors
The following table provides information regarding our executive officers and directors as of the date of this proxy statement:

Name	Age	Position
Executive Officers
Vlad Vitoc	55	Co-Founder President, Chief Executive Officer, Chairman of the Board of Directors
Sergei M. Gryaznov	65	Chief Scientific Officer
Jeffrey C. Himmelreich	50	Head of Finance
Board of Directors (Non-Employee)
Steven Chaouki	52	Director
Ramiro Guerrero	60	Director
Louie Ngar Yee	58	Director
Cristian Luput	50	Director
Stan V. Smith	78	Director
Jean-Manassé Theagène	58	Director

Our Leadership Team
We have assembled a team with deep research, development and commercialization experience in the areas of telomere related science, immunotherapy, and across a vast array of oncology indications. Members of our team bring experience from multiple biotech and pharmaceutical companies including Pfizer Inc., Bayer Pharmaceuticals, Astellas Pharma Inc., Janssen - a Johnson & Johnson pharmaceutical company, Incyte Corporation, Pharmacyclics Inc., Juno Therapeutics Inc., Cephalon Inc., Geron Corporation, Agouron Pharmaceuticals (a Pfizer Company), Novo Nordisk Pharmaceuticals Inc., among others.
Executive Officers
Vlad Vitoc, M.D., MBA
Dr. Vitoc is our Chairman of Board, Chief Executive Officer and President. Dr. Vitoc has a broad array of experience across commercial strategic analysis and planning and medical affairs, in which he has 20 years of experience. During that time, Dr. Vitoc has managed and supported over 20 early, launch, and mature stage compounds, which have included targeted therapies and immune therapies across more than 25 tumor types, including colorectal cancer, hepatocellular carcinoma, lung cancer, breast cancer prostate cancer, and renal cell carcinoma. Vlad received an M.D. from the University of Medicine and Pharmacy “Iuliu Hatieganu”, Cluj-Napoca, Romania, and his M.B.A. from the University of South Carolina.
We believe Dr. Vitoc is qualified to serve on our board of directors because he is a founder of the Company and he has significant knowledge and experience in the pharmaceutical industry and in the management and support of compounds targeting various types of cancers.
Sergei M. Gryaznov, Ph.D.
Dr. Gryaznov is our Chief Scientific Officer. Dr. Gryaznov is an internationally recognized scientist and expert in the areas of modern drug discovery and development, oncology, telomerase, immune-regulatory therapeutics, nucleosides, nucleotides, DNA and RNA analogues, lipid and other conjugates, small molecules and nucleic acid based therapeutic agents. Dr. Gryaznov is the co-inventor of a novel telomere-by-telomerase-targeting therapeutic approach to potential cancer treatment and responsible for leading the research team that characterized THIO’s telomere targeting activity, our lead compound in development. Dr. Gryaznov obtained an M.S., with Honors, in Organic Chemistry and a Ph.D. in Chemistry of Natural Products from M.V. Lomonosov Moscow State University. Dr. Gryaznov also completed a post-doctoral fellowship program in Chemistry at Northwestern University in Evanston, IL.

Jeffrey C. Himmelreich, MBA
Mr. Himmelreich is our Head of Finance and principal financial and accounting officer, a position he has served in since November 2023. From September 2023 to November 2023, Mr. Himmelreich acted as the Company’s Director of Accounting and Financial Reporting, where he provided oversight for the Company’s filings with the U.S. Securities and Exchange Commission and other related financial, accounting or reporting matters. From July 2021 to September 2023, Mr. Himmelreich acted as the Chief Financial Officer of Microtech Knives, Inc., a private manufacturer of hand tools. Further, from December 2018 to July 2021, Mr. Himmelreich served as the Director of Finance and Accounting at Avadim Health Inc., a healthcare-related private company, during which time he assisted with SEC filings of Avadim Health Inc. for a proposed initial public offering. Mr. Himmelreich has over 20 years of finance, accounting and public company reporting experience. Mr. Himmelreich has a Bachelor of Science (B.S.) in Accounting from the Indiana University of Pennsylvania, and a Master of Business Administration from Pennsylvania State University. Mr. Himmelreich holds an active CPA license from the state of Pennsylvania.
The collective experience of our leadership team includes involvement in the development, approval and/or commercialization of a number of major oncology drugs, including TARCEVA®, NEXAVAR®, XTANDI®, NERLYNX®, TREANDA®, TRISENOX®, and ZOMETA®, as well as numerous state-of-the-art development programs, including a telomerase inhibitor (IMETELSTAT®), a new immune oncology platform and agent (Cavrolotimod; AST-008), and novel nucleic acid based siRNA, an antisense oligonucleotide therapeutics (NP/NPS-oligos). IMBRUVICA®, or bruton tyrosine kinase inhibitor ibrutinib, for treatment of chronic lymphocytic leukemia and mantle cell lymphomas.
Non-Employee Directors
Louie Ngar Yee; Director
Ms. Louie has 30 years of service with HSBC Group in a variety of functions, principally with businesses of Global Banking and Markets including investment and securities management, asset management, and global research. She also held key leadership positions within Group Internal Audit of HSBC in Latin America, Asia Pacific, and United Kingdom.
Born and educated in Hong Kong, Ms. Louie joined HSBC as an executive trainee in Hong Kong and became an International Manager of HSBC Group in 1996. Since then, she has taken up different roles in Hong Kong, the Philippines, Indonesia, Taiwan, the United States, the United Kingdom, and Latin America, primarily in key management positions to lead, drive and execute a change agenda in a wide range of management situations including business re-engineering, business turnaround, business downsizing, and business set up.
Prior to her current appointment with MAIA Biotechnology in April 2020, Ms. Louie was the Group Chief Operating Officer of Group Internal Audit of HSBC Group.
We believe Ms. Louie is qualified to serve on our board of directors because she has extensive finance, compliance, and audit experience and expertise.
Ramiro Guerrero J.D., LL.M.; Director
Mr. Guerrero is the Founder and CEO of IMPERIO, Inc., a Chicago and Suburban based Real Estate Investment and Brokerage Organization with over 20 years of business experience. He has also been a Venture Capitalist for the past 10 years aiding entrepreneurs and small businesses in their startup ventures. He received his undergraduate B.S. degree in Business/Management from the University of Illinois, his J.D. at the Universidad Metropolitana de Monterrey in Monterrey, Mexico and an LL.M. (Master of Laws) in International Law from St. Mary’s University School of Law in San Antonio, Texas and the University of Innsbruck, Austria.
We believe Mr. Guerrero is qualified to serve on our board of directors because he has extensive entrepreneurial start-up experience and expertise.

Cristian Luput; Director
Mr. Luput is the founder and CEO of Optimus Realty Inc, a full-service real estate company specializing in brokering, managing and developing residential properties in Chicago, with over 15 years of extensive expertise in real estate. Mr. Luput has also successfully completed multiple multimillion dollars real estate partnerships, consolidations, mergers and acquisitions.
He is actively involved and serves on the board of directors of several charitable organizations. Mr. Luput is a graduate of Babes-Bolyai, Cluj-Napoca, in Romania with a major in accounting and Business Administration.
We believe Mr. Luput is qualified to serve on our board of directors because has extensive management and entrepreneurial start-up experience and expertise.
Stan V. Smith Ph.D.; Director
Stan V. Smith, Ph.D., is president of Smith Economics Group, Ltd. in Chicago, providing economic and financial consulting nationwide. Trained at the University of Chicago and specializing in litigation economics, Dr. Smith co-authored the first textbook on the subject of economic damages. Dr. Smith has served as an adjunct professor at the University of Chicago and at DePaul University College of Law where he created the first course in the United States in forensic economics.
We believe Dr. Smith is qualified to serve on our board of directors because has extensive economics, financing, and management experience and expertise.
Jean-Manassé Theagène; Director
Jean-Manassé Théagène founded Montreal-based 360Medlink in November 2010, and has served as Chief Executive Officer since its founding. 360Medlink is a software development company specializing in digital health platforms with a particular focus on scientifically tested solutions that address unmet needs or unique health conditions, and serve special or vulnerable populations. He has over 20 years’ experience in the life sciences industry serving in diverse roles from global strategy, marketing, commercial operations, licensing, and business development. He has globally marketed multiple products, notably with Novartis Oncology and Schering-Plough (Merck). As a serial entrepreneur, Mr. Theagène has been engaged in companion diagnostics, where he launched one of the world’s first non-invasive liver biomarker tests. As CEO of a healthcare technology company, and an early pioneer of Digital Therapeutics (DTx), Mr. Theagène is also a strategic advisor to both private and public agencies in the areas of innovation and healthcare technology. Mr. Theagène holds an MBA from HEC Montreal, a Master of Science degree in Criminology from University of Montreal, and a Bachelor of Science degree in Arts & Sciences from University of Montreal.
We believe Mr. Theagène is qualified to serve on our board of directors because he has extensive technology, pharmaceutical and entrepreneurial start-up experience and expertise.
Steven Chaouki; Director
Steven M. Chaouki is President, U.S. Markets & Consumer Interactive, overseeing two TransUnion business lines. U.S. Markets provides information and insights to business customers across financial services, insurance, public sector, media and diversified markets. Consumer Interactive provides credit, financial and identity protection services to consumers. He previously held the role of Executive Vice President, Financial Services, responsible for the company’s financial services business, which provides solutions to banks, credit unions, capital markets, financial services resellers, auto lenders and other customers. Before joining TransUnion, Mr. Chaouki held roles at HSBC in card/retail services and auto finance. Mr. Chaouki earned an M.B.A. from the University of Chicago Booth School of Business and a bachelor’s degree from Boston University.
We believe Mr. Chaouki is qualified to serve on our board of directors because he has extensive management and financial experience and expertise.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Involvement in Certain Legal Proceedings
To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

Board Composition
Our board of directors currently consists of seven members, all of whom are members pursuant to the board composition provisions of our current amended and restated certificate of incorporation and agreements with our stockholders, and who will remain members pursuant to the board composition provisions of our amended and restated certificate of incorporation, as amended.
Our nominating and corporate governance committee and our board of directors may consider a broad range of factors relating to the qualifications and background of board nominees, which may include diversity, which is not only limited to race, gender or national origin. We have no formal policy regarding board diversity. Our nominating and corporate governance committee’s and our board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experiences and expertise relevant to our growth strategy. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Our amended and restated certificate of incorporation and amended and restated bylaws, each as amended to become effective upon the completion of this offering, also provide that our directors may be removed only for cause by the affirmative vote of the holders of a majority of the votes that all our stockholders would be entitled to cast in an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office and not by the stockholders, unless the board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders.
Director Independence. Our board of directors has determined that all members of our board of directors are independent directors, with the exception of Vlad Vitoc, including for purposes of the rules of the NYSE American and relevant federal securities laws and regulations.
Staggered Board. In accordance with the terms of our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three staggered classes of directors of the same or nearly the same number and each will be assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.
The terms of the directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2026 for Class I directors, 2027 for Class II directors, and 2025 for Class III directors:
•	our Class I directors are Louie Ngar Yee and Steven Chaouki;
•	our Class II directors are Vlad Vitoc, Ramiro Guerrero and Cristian Luput; and
•	our Class III directors are Jean-Manassé Theagène and Stan V. Smith.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of our board of directors.
The division of our board of directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.
The board of directors held a total of 4 meetings and took action by written consent or electronically on 11 occasions during the year ended December 31, 2024. All directors attended all of the meetings of the Board of Directors. An annual meeting of the stockholders was held on May 24, 2024, during the year ended December 31, 2024, and all relevant matters were approved by stockholder consent. Our policy is to encourage all directors to attend our annual meetings of stockholders.

Committees of the Board of Directors
Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which have the composition and responsibilities described below. Each of the below committees have a written charter approved by our board of directors. Each of the committees reports to our board of directors as such committee deems appropriate and as our board of directors may request. Copies of each charter are posted on the investor relations section of our website. Members serve on these committees until their resignation or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is currently comprised of Ms. Louie, Mr. Chaouki and Dr. Smith, with Ms. Louie serving as chair of the committee. Our board of directors has determined that each member of the audit committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable NYSE American rules, and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Each of Mr. Chaouki, Dr. Smith and Ms. Louie qualifies as an audit committee financial expert under Item 407 of Regulation S-K. We have adopted an audit committee charter, detailing the principal functions of the audit committee, including:
•
assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•
obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our audit committee held 4 meetings and took action by written consent or electronically on 1 occasions during the year ended December 31, 2024. All members of the audit committee attended all of the meetings while they were members of the audit committee. The Audit Committee Charter is available on the Company’s website.

REPORT OF THE AUDIT COMMITTEE(1)
The role of the Audit Committee is to assist the board of directors in its oversight of the Company’s financial reporting process. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, accounting and financial reporting policies, principles and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America (“generally accepted accounting principles” or “GAAP”).
In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal Year Ended December 31, 2024 with management, and has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard, AS 1301, Communication with Audit Committee, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence; and based on its review, discussions, and related deliberations, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards established by the PCAOB, or that the Company’s auditors are in fact independent, as required under professional auditing standards.
Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025.
THE AUDIT COMMITTEE
Louie Ngar Yee (Chair of the Audit Committee)
Stan V. Smith
Steven Chaouki
(1)
The material in the Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee
Our compensation committee is comprised of Dr. Smith, Mr. Luput and Mr. Guerrero, with Dr. Smith serving as chair of the committee. Each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable NYSE American rules. The composition of our compensation committee meets the requirements for independence under the NYSE American listing standards, including the applicable transition rules. We have adopted a compensation committee charter which details the principal functions of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans; assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees; and
•	producing a report on executive compensation to be included in our annual proxy statement; and reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE American and the SEC.
Our board of directors has assessed the risks that could arise from our employee compensation policies and does not believe that such policies are reasonably likely to have a materially adverse effect on the Company.
Our compensation committee held 2 meetings and took action by written consent or electronically on 14 occasions during the year ended December 31, 2024. All members of the compensation committee attended all of the meetings while they were members of the compensation committee. The Compensation Committee Charter is available on the Company’s website.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Ms. Louie, Mr. Luput and Dr. Smith, with Ms. Louie serving as the chair of the committee. We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:
•
identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;
•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and
•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Our nominating and corporate governance committee held 1meeting and took action by written consent or electronically on 1 occasion during the year ended December 31, 2024. All members of the nominating and corporate governance committee attended all of the meetings while they were members of the nominating and corporate governance committee. The board of directors has adopted a written charter for the nominating and governance committee. The Nominating and Corporate Governance Committee Charter is available on the Company’s website.
Leadership Structure and Risk Oversight
Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors, as our board of directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board of directors. Our board of directors has determined that having an employee director serve as Chairman is in the best interest of our stockholders at this time because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of our board of directors as a whole. Dr. Stan V. Smith is the lead independent director.
The Chairman of the board of directors and the other members of the board of directors work in concert to provide oversight of our management and affairs. Our board of directors encourages communication among its members and between management and the board of directors to facilitate productive working relationships. Working with the other members of the board of directors, our Chairman also strives to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.
Insider Trading Policy and Anti-hedging
We have adopted an Insider Trading Policy that applies to our officers, directors and all other employees (including temporary employees) of, or consultants to, the Company or its subsidiaries, as well as family members of such persons. As part of our Insider Trading Policy, all of our officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or that may have access to material non-public information regarding our Company are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared by our Insider Trading Compliance Officer. As of December 31, 2024, none of our directors or executive officers had pledged any shares of our common stock.
Policies and practices for granting certain equity awards
Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its shareholders.
During fiscal year 2024, the Company did not grant stock options (or similar awards) to any named executive officer at any time including during any period beginning four business days before and ending one day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.
The Company does not have a pre-determined schedule for option grants for its employees although it has historically granted options to its non-employee directors on a quarterly basis. The Company does not time nor does it plan to time the release of material, non-public information for the purpose of affecting the value of employee compensation.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, see the section titled “Certain Relationships and Related Party Transactions”.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on the investor relations section of our website. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a Current Report on Form 8-K.
Shareholder Communication with the Board of Directors
Shareholders and parties interested in communicating with our board of directors, any board of directors committee, any individual director or any group of directors (such as our independent directors) should send written correspondence to: Board of Directors, MAIA Biotechnology, Inc., 444 West Lake Street, Suite 1700, Chicago, Illinois 60606, Attention: Secretary. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, or otherwise, communications of an inappropriate nature.
Stockholder Proposals for Next Year’s Annual Meeting
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. For stockholder proposals within the scope of Rule 14a-8 and submitted in accordance with the procedures specified thereunder, in order for the proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2026 Annual Meeting, the proposal must comply with Rule 14a-8 and be received at our principal executive offices no earlier than by December 9, 2025 and not later than 5:00 p.m. Central Time on January 8, 2026. Any proposal received after such date will be considered untimely.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
For any proposal that is not submitted for inclusion in our proxy material for the 2026 Annual Meeting but is instead sought to be presented directly at that meeting, the proposal must be submitted in accordance with the procedures set forth in our bylaws. Under our bylaws, for a director nomination or other stockholder proposal to be properly submitted for presentation at the 2026 Annual Meeting, our secretary must receive written notice of the proposal at our principal executive offices no earlier than by December 9, 2025 and not later than 5:00 p.m. Central Time on January 8, 2026. Additionally, a stockholder proposal must contain certain information specified in our bylaws.
All nominations must also comply with our bylaws. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: MAIA Biotechnology, Inc., 444 West Lake Street, Suite 1700, Chicago, Illinois 60606, Attention: Secretary.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2023, to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2024 and 2023, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
Related Party Agreements
Consulting Services
The consulting firm FGMK, LLC and its affiliate FGMK Business Holdings, LLC beneficially owned more than 5% of the stock of the Company and is therefore a related party. On November 13, 2024, the Company expensed $67,990 related to the grant of 28,448 restricted shares of Common Stock for payment of their accounting, tax and valuation services.
Accrued Severance
On November 10, 2023, Joseph McGuire and Dr. Mihail Obrocea were terminated from their positions as Chief Financial Officer (and principal financial and accounting officer) and Chief Medical Officer, respectively, of the Company, effective immediately, as part of the Company’s effort to streamline operations. Mr. McGuire’s and Dr. Obrocea’s terminations were not based on any disagreement with the Company’s operations, policies or practices. The accrued severance was paid in 2024. There is no accrued severance as of December 31, 2024.
Private Placements
In recognition of the past and continued future services provided by members of the Company’s board of directors (the “Board”) and to further align the interests of directors with those of the Company’s stockholders, the Board has determined it advisable and in the best interests of the Company and its stockholders to allow members of the Board to participate in the private placement of shares of common stock, par value $0.0001 per share (“Common Stock”) and warrants to purchase common stock along with unaffiliated accredited investors (the “Private Placement”) pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”). The Board participated in the following Private Placements.
On March 14, 2024 certain Company directors purchased (i) 452,731 shares of Common Stock and (ii) common stock purchase warrants to purchase up to 452,731 shares of the Company’s Common Stock at a price per share of $1.17 for an aggregate purchase price of approximately $0.53 million The common stock purchase warrants purchased in such private placement are exercisable at a price of $1.30 per share, are exercisable commencing six months following issuance and will have a term of five years from the initial exercise date. The shares of common stock and common stock purchase warrants purchased by directors in such private placement (and any shares of Common Stock issuable upon exercise thereof) were being issued under the Company’s 2021 Equity Incentive Plan (the “Plan”) as an Unrestricted Stock Award (as defined in the Plan) and an Award of Options (as such terms are defined in the Plan), respectively. The following Company directors participated in this private placement as follows: (i) Stan V. Smith purchased 170,940 Director Shares and 170,940 Director Warrants for an aggregate purchase price of approximately $200,0000; (ii) Louie Ngar Yee purchased 170,940 Director Shares and 170,940 Director Warrants for an aggregate purchase price of approximately $200,000; (iii) Cristian Luput purchased 69,282 Director Shares and 69,282 Director Warrants for an aggregate purchase price of approximately $81,060 (iv) Steven Chaouki purchased 34,641 Director Shares of common stock and 34,461 Director Warrants for an aggregate purchase price of approximately $40,530 and (v) Ramiro Guerrero purchased 6,928 Director Shares and 6,928 Director Warrants for an aggregate purchase price of approximately $8,106.
On April 25, 2024 certain Company directors purchased (i) 167,157 shares of Common Stock and (ii) common stock purchase warrants to purchase up to 167,157 shares of the Company’s Common Stock at a price per share of $2.034 for an aggregate purchase price of approximately $0.34 million. The warrant issued in such private placement are exercisable at a price of $2.26 per share and are exercisable commencing six months following issuance and will have a term of five years from the initial exercise date. The shares of common stock and common stock purchase warrants purchased by directors in such private placement were issued under the Company’s 2021 Equity Incentive Plan (the “Plan”) as an Unrestricted Stock Award (as defined in the Plan) and an Award of Options (as such terms are defined in the Plan), respectively. The following Company directors participated in this private placement as follows: (i) Stan V. Smith purchased 147,492 shares of our Common Stock and warrants to purchase up to 147,492 shares of our Common Stock for an aggregate purchase price of $300,000; and (ii) Louie Ngar Yee purchased 19,665 shares of our Common Stock and warrants to purchase up to 19,665 shares of our Common Stock for an aggregate purchase price of $40,000.
On November 1, 2024 certain Company directors purchased (i) 232,800 shares of Common Stock and (ii) common stock purchase warrants to purchase up to 232,800 shares of the Company’s Common Stock at a price per share of $2.259 for an aggregate purchase price of approximately $0.53 million The common stock purchase warrants purchased in such private placement are exercisable at a price of $2.51 per share, are exercisable commencing six months following issuance and will have a term of five years from the initial exercise date. The shares of common stock and common stock purchase warrants purchased by directors in such private placement (and any shares of Common Stock issuable upon exercise thereof) were issued under the Company’s 2021 Equity Incentive Plan (the “Plan”) as an Unrestricted Stock Award (as defined in the Plan) and an Award of Options (as such terms are defined in the Plan), respectively. The following Company directors participated in this private placement as follows: (i) Stan V. Smith purchased 100,000 shares of our Common Stock and warrants to purchase up to 100,000 shares of our Common Stock for an aggregate purchase price of $225,900; (ii) Ramiro Guerrero purchased 88,534 shares of our Common Stock and warrants to purchase up to 88,534 shares of our Common Stock for an aggregate purchase price of $200,000; (iii) Cristian Luput purchased 22,133 shares of our Common Stock and warrants to purchase up to 22,133 shares of our Common Stock for an aggregate purchase price of $50,000; and (iv) Steven Chaouki purchased 22,133 shares of our Common Stock and warrants to purchase up to 22,133 shares of our Common Stock for an aggregate purchase price of $50,000. In addition, the son of Company director Stan V. Smith purchased 40,000 shares and 40,000 warrants for an aggregate purchase price of approximately $90,360 and 5% stockholder FGMK Business Holdings, LLC purchased 243,470 shares and 243,670 470 warrants for a purchase price of approximately $550,000
On December 13, 2024 certain Company directors purchased (i) 78,418 shares of Common Stock and (ii) common stock purchase warrants to purchase up to 78,418 shares of the Company’s Common Stock at a price per share of $1.872 for an aggregate purchase price of approximately $0.15 million The common stock purchase warrants purchased in such private placement are exercisable at a price of $2.08 per share, are exercisable commencing six months following issuance and will have a term of five years from the initial exercise date. The shares of common stock and common stock purchase warrants purchased by directors in such private placement (and any shares of Common Stock issuable upon exercise thereof) were issued under the Company’s 2021 Equity Incentive Plan (the “Plan”) as an Unrestricted Stock Award (as defined in the Plan) and an Award of Options (as such terms are defined in the Plan), respectively. The following Company directors participated in this private placement as follows: (i) Stan V. Smith purchased 25,000 shares of our Common Stock and warrants to purchase up to 25,000 shares of our Common Stock for an aggregate purchase price of $46,800; and (ii) Ramiro Guerrero purchased 53,418 shares of our Common Stock and warrants to purchase up to 53,418 shares of our Common Stock for an aggregate purchase price of $100,000. In addition, Sylvia Guerrero, the sister of one of the Company directors, purchased 5,341 shares and 5,341 warrants for an aggregate purchase price of approximately $10,000.
Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
Policies and Procedures for Related Person Transactions
Our board of directors have adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification by our audit committee of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 in any fiscal year or one percent of the average of our total assets as of the two previous fiscal years and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction. Certain of the transactions described in this section occurred prior to the adoption of this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning the beneficial ownership of our voting securities as of the Record Date by (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group.
The percentage ownership information is based on 29,587,314 shares of common stock issued and outstanding on the Record Date. Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of MAIA Biotechnology, Inc., 444 West Lake Street, Suite 1700, Chicago, Illinois 60606.

Name and Address of Beneficial Owner, Directors and Executive Officers	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Vlad Vitoc	3,610,383(2)	11.22%
Jeffrey C. Himmelreich	11,563(3)	*
Sergei M. Gryaznov	1,183,697(4)	3.85%
Louie Ngar Yee	1,600,794(5)	5.33%
Ramiro Guerrero	777,063(6)	2.61%
Steven Chaouki	262,602(7)	*
Cristian Luput	599,265(8)	2.01%
Stan V. Smith	1,860,715(9)	6.15%
Jean-Manassé Theagène	66,029(10)	*
Current directors and executive officers as a group (9 individuals)	9,972,111	32.32%
5% or Greater Holders
FGMK Business Holdings, LLC	2,998,991(11)	9.99%
FGMK, LLC	2,998,991(12)	9.99%

*	Represents less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant, however none of the persons listed hereinabove has the right to acquire beneficial ownership in any other shares of the Company. Subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

(2)
Dr. Vitoc beneficially owns (i) 1,019,221 shares of common stock, which includes 210,100 shares of common stock owned by his spouse, and (ii) 2,591,162 shares of common stock issuable upon the conversion of options and warrants exercisable within 60 days of The Record Date, which includes 28,159 options owned by his spouse and 322,470 options in trusts for his daughters.

(3)	Mr. Himmelreich beneficially owns (i) 11,563 shares of common stock issuable upon the conversion of options exercisable within 60 days of The Record Date.
(4)	Dr. Gryaznov beneficially owns (i) 44,511 shares of common stock and (ii) 1,139,186 shares of common stock issuable upon the conversion of options exercisable within 60 days of The Record Date.
(5)	Ms. Louie beneficially owns (i) 1,167,189 shares of common and (ii) 433,605 shares of common stock issuable upon the conversion of options and warrants exercisable within 60 days of The Record Date.
(6)
Mr. Guerrero beneficially owns (i) 568,218 shares of common stock and (ii) 208,845 shares of common stock issuable upon the conversion of options and warrants exercisable within 60 days of The Record Date.

(7)	Mr. Chaouki beneficially owns (i) 111,024 shares of common stock and (ii) 151,578 shares of common stock issuable upon the conversion of options exercisable within 60 days of The Record Date.

(8)
Mr. Luput beneficially owns (i) 389,483 shares of common stock and (ii) 209,782 shares of common stock issuable upon the conversion of options and warrants exercisable within 60 days of The Record Date.

(9)
Dr. Smith beneficially owns, through The Stan V. Smith Trust Dated 1993, (i) 1,205,060 shares of common stock and (ii) 655,655 shares of common stock issuable upon the conversion of options and warrants exercisable within 60 days of The Record Date.

(10)	Mr.. Theagène beneficially owns (i) 66,029 shares of common stock issuable upon the conversion of option exercisable within 60 days of The Record Date.
(11)
Includes (i) 2,538,640 shares of common stock held by FGMK Business Holdings, LLC; (ii) 28,448 shares of common stock hold by FGMK, LLC, an affiliate of FGMK Business Holdings, LLC and (iii) 431,823 shares of common stock issuable upon exercise of warrants exercisable within 60 days of The Record Date. Excludes 8,342 shares of Common Stock issuable upon exercise of presently exercisable warrants as such warrants contains a blocker provision under which the holder thereof does not have the right to exercise such warrant to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 9.99% of the Common Stock of the Company.

(12)	Includes (i) 28,448 shares of common stock held by FGMK, LLC and (ii) 2,970,463 shares of common stock beneficially held by FGMK Business Holdings, LLC, an affiliate.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3,4 and/or 5) of such equity securities with the SEC. Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.
To our knowledge, based solely on a review of the copies of such reports furnished to us regarding the filing of required reports, we believe that all Section 16(a) reports applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2024 were timely filed.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2024 and 2023, to our Chief Executive Officer and President and our other two most highly-compensated executive officers that were serving as executive officers as of December 31, 2024 (our “named executive officers”).

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Vlad Vitoc, M.D. M.B.A. Chief Executive Officer and President	2024	$473,000	$236,500	$637,480	$—	$13,461	$1,360,441
	2023	$473,000	$—	$900,934	$—	$12,306	$1,386,240
Jeffrey C. Himmelreich Head of Finance	2024	$240,000	$57,375	$31,874	$—	$9,125	$338,374
	2023	$56,875	$—	$17,595	$—	$—	$74,470
Sergei Gryaznov Chief Scientific Officer	2024	$363,000	$145,200	$408,177	$—	$13,461	$929,838
	2023	$363,000	$—	$477,415	$—	$12,306	$852,721

(1)
The bonus amounts set forth in the table above represent the amount accrued based on the maximum amount allowed under each named executive officer’s employment agreement and may not represent the actual amount of the bonus paid after determination by the Board, which bonuses are expected to be paid in cash in 2025. Our Board determined that due to current market conditions, strategic planning and the Company’s overall cash management strategy, no bonuses will be payable to our named executive officers for 2023.

(2)
The aggregate grant date fair value of such awards were computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (ASC Topic 718), and do not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 7 of the Notes to Consolidated Financial Statements appearing elsewhere herein. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards may subject to time-based vesting.

(3)	All other compensation consists of 401(k) match and life insurance.
Narrative Disclosure to Summary Compensation Table
Except as otherwise described below, there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any named executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.
Employment Agreements
In September 2022 and August 2023, we entered into executive employment agreements with each of the senior executive officers in connection with their employment with us, the material terms of which are described below. On February 1, 2025, MAIA Biotechnology, Inc. (the “Company”) entered into employment agreements with certain of its executive officers, including Dr. Vlad Vitoc, Chairman of the Board of Directors and Chief Executive Officer, and Dr. Sergei Gryaznov, Chief Scientific Officer, amending the terms of the existing employment agreements with these executive officers as summarized below. Except as noted below, these executive employment agreements provide for “at will” employment.

Employment Agreement with Vlad Vitoc
Under the terms of Dr. Vitoc’s employment agreement dated February 1, 2025, Dr. Vitoc is entitled to an annual base salary of $625,000. Dr. Vitoc is eligible to receive a discretionary annual cash bonus of up to 55% of his then-current base salary based on the attainment of individual performance objectives, corporate goals and milestone achievements established by the board of directors. Dr. Vitoc is also eligible for a discretionary annual performance incentive options award based on the attainment of individual performance objectives, corporate goals and milestone achievements established by the board of directors for the previous performance year. Dr. Vitoc is eligible to participate in regular health insurance and other employee benefit plans as established by the Company, as well as reimbursement of reasonable expenses incurred in the performance of services to the Company.
The employment agreement also provides for severance payments and benefits upon termination by the Company without Cause (as defined below), or by Dr. Vitoc for Good Reason (as defined below): (i) payment of his then-current base salary for a period of 12 months following termination; (ii) acceleration of unvested equity awards that would have vested during the 12 months following the date of termination; and (iii) continued coverage under the Company’s group health insurance plan with the cost of such coverage shared in the same relative proportion by the Company and Dr. Vitoc as in effect on his last day of employment until the earlier of 12 months from termination or the date Dr. Vitoc becomes eligible for medical benefits with another employer. Further, the agreement provides that upon termination by the Company without Cause or by Dr. Vitoc for Good Reason within a period of 180 days following a Change of Control (as defined below), Dr. Vitoc will be entitled to receive: (i) a lump sum payment equal to 18 months of his then-current base salary; (ii) a lump sum payment equal to 1.5 times the target bonus for the year of termination; (iii) acceleration of all unvested equity awards as of the date of termination; and (iv) continued coverage under the Company’s group health insurance plan with the cost of such coverage shared in the same relative proportion by the Company and Dr. Vitoc as in effect on his last day of employment until the earlier of 18 months from termination or the date Dr. Vitoc becomes eligible for medical benefits with another employer. Payment in each case is subject to Dr. Vitoc’s execution of a release satisfactory to the Company following such termination.
In addition, in consideration of the payments and benefits provided under his employment agreement, Dr. Vitoc has agreed to certain invention assignment, confidentiality and other restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Vitoc’s employment and for 12 months thereafter.
“Cause” means the executive’s: (i) willful misconduct with respect to the Company, which causes material harm to the Company or its reputation; (ii) continuing failure to materially perform executive’s essential job duties (other than upon a Disability), provided that executive’s failure to achieve Company operating goals by itself, will not constitute a basis for Cause if executive attempts in good faith to meet such operating goals; (iii) refusal to follow a lawful directive of the Board that is materially related to and reasonably consistent with the provisions of the agreement; (iv) material failure to comply with the Company’s Code of Business Conduct and Ethics and material policies; (v) act of fraud with respect to the Company or willful and knowing misappropriation of Company property; (vi) commission of any felony or any crime involving moral turpitude; or (vii) material breach of any material term of the agreement or of any separate proprietary information and invention assignment agreement between executive and the Company, provided, however, that, in the event of conduct described in clauses (i), (ii), (iii) or (iv) that is reasonably capable of being cured, Cause shall exist only if the Company provides written notice to executive within sixty (60) days following the initial occurrence of such event giving rise to Cause reasonably detailing such grounds for Cause and executive fails to cure such grounds for Cause to the reasonable satisfaction of the Company within thirty (30) business days after delivery to executive of such written notice. executive’s date of termination in the event executive’s employment is terminated for Cause shall be the date on which executive is given notice of termination, except, if a notice period is required, executive’s date of termination shall be upon the expiration of said notice period if executive fails to previously cure the grounds giving rise to Cause.
“Good Reason” means (i) any action or inaction that constitutes a material breach by the Company of the employment agreement or the indemnification agreement between the Company and executive; (ii) any change in executive’s title or reporting line or a reduction in authority or duties of employment; or (iii) the Company no longer permits full-time remote working; provided, in each case, executive has provided the Company with written notice reasonably detailing such grounds for Good Reason within ninety (90) days after the occurrence thereof, and the Company fails to cure such grounds for Good Reason within thirty (30) days after delivery to it of such written notice.
“Change of Control” means (i) the sale, lease, exclusive license or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or (ii) the consummation of any merger, consolidation, sale of stock of the Company or other transaction or series of related transactions pursuant to which the direct or indirect stockholders of the Company immediately prior to the consummation of such merger, consolidation, sale or other transaction or series of related transactions do not, immediately following such consummation, directly or indirectly own a majority of the outstanding equity interests in the entity resulting from or surviving such merger, consolidation, sale or other transaction or series of related transactions.
Employment Agreement with Sergei Gryaznov
Under the terms of Dr. Gryaznov’s employment agreement dated February 1, 2025, Dr. Gryaznov is entitled to an annual base salary of $489,000. Dr. Gryaznov is eligible to receive a discretionary annual cash bonus of up to 45% of his then-current base salary based on the attainment of individual performance objectives, corporate goals and milestone achievements established by the board of directors for the previous performance year. The remainder of the terms of the employment agreement are substantially the same as the terms of Dr. Vitoc’s employment agreement summarized above, which terms are incorporated by reference herein.
Summary of Employment Agreement with Jeffrey Himmelreich
Under the terms of Mr. Himmelreich’s employment agreement dated August 30, 2023, Mr. Himmelreich was entitled to an annual base salary of $210,000, which was increased to $250,000 effective April 1, 2024 and increased to $275,000 effective February 1, 2025. Mr. Himmelreich is eligible to receive a discretionary performance-based annual bonus of up to 20% of his then-current base salary, which was increased to 25% effective April 1, 2024. Additionally, Mr. Himmelreich is eligible to participate in the Company’s 2021 Equity Incentive Plan and entitled to employee benefits in which similarly situated employees receive. Mr. Himmelreich is eligible to participate in all health, welfare, savings and retirement plans, practices, policies and programs maintained or sponsored by the Company from time to time for the benefit of its similarly situated employees, subject to the terms and conditions thereof, including 3 week annuals of accrued paid time off. In addition, in consideration of the payments and benefits provided under his employment agreement, Mr. Himmelreich has agreed to certain invention assignment, confidentiality and other restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Himmelreich’s employment and for 12 months thereafter.
Bonus Arrangements
Pursuant to the terms of the executive employment agreements described above, the Company, through the Board, has the discretion to determine the amounts of the annual incentive bonus payments which executives may receive. The factors the Company uses are based on the review of the Company’s performance against annual corporate goals, a review of each employee’s annual goals, and the Company’s overall cash management plan. The Board will use these factors to determine if the bonuses are paid to the named executive officers listed in the summary compensation table above for calendar year 2024, which bonuses are expected to be paid in cash in 2025.

Outstanding Equity Awards as of December 31, 2024
The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2024.

Name	Option Awards(1)			Option Exercise Price Per Share ($)(2)	Option Expiration Date	Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)			Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares of Units of Stock that Have Not Vested(3)
Vlad Vitoc	04/26/2024	—	200,000	$2.94	04/26/2034	—	—
	01/24/2024	—	200,000	$1.41	01/24/2034	—	—
	05/31/2023	123,760(2)	—	$2.50	05/31/2033	—	—
	03/08/2023	87,501	112,499	$4.10	03/08/2033	—	—
	09/16/2022	112,501	87,499	$3.56	09/16/2032	—	—
	07/01/2021	7,529	—	$1.83	06/30/2031	—	—
	04/16/2021	509,906	—	$1.83	04/15/2031	—	—
	04/01/2021	23,078	—	$1.83	03/31/2031	—	—
	01/01/2021	23,695	—	$1.80	12/31/2031	—	—
	11/03/2020	705,789(3)	—	$1.80	11/02/2030	—	—
	04/01/2020	169,500(4)	—	$1.80	03/31/2030	—	—
	10/01/2018	805,000	—	$1.80	09/30/2028	—	—
Jeffrey Himmelreich	04/26/2024	—	10,000	$2.94	04/26/2034	—	—
	01/24/2024	—	10,000	$1.41	01/24/2034	—	—
	09/25/2023	4,687	10,313	$1.44	09/25/2033	—	—
Sergei Gryaznov	04/26/2024	—	141,000	$2.94	04/26/2034	—	—
	01/24/2024	—	100,000	$1.41	01/24/2034	—	—
	05/31/2023	75,982	—	$2.50	05/31/2033	—	—
	03/08/2023	43,750	56,250	$4.10	03/08/2033	—	—
	09/16/2022	56,250	43,750	$3.56	09/16/2032	—	—
	07/01/2021	7,529	—	$1.83	06/30/2031	—	—
	04/16/2021	293,075	—	$1.83	04/15/2031	—	—
	04/01/2021	23,078	—	$1.83	03/31/2031	—	—
	01/01/2021	23,695	—	$1.80	12/31/2030	—	—
	11/03/2020	236,493	—	$1.80	11/02/2030	—	—
	04/01/2020	54,000	—	$1.80	03/31/2030	—	—
	12/19/2019	48,000	—	$1.80	12/18/2029	—	—
	12/01/2019	200,000	—	$1.80	11/30/2029	—	—

(1)
All of the option awards were granted under the 2018 Plan, the 2020 Plan or the 2021 Plan, the terms of which are described below under “— Equity Compensation Plans and Other Benefit Plans — 2020 Employee, Director and Consultant Equity Incentive Plan.”

(2)	Dr. Vitoc transferred 123,760 options to his children’s trusts of which he beneficially owns 82,507 through his minor children’s trusts.
(3)	Dr. Vitoc transferred 300,000 options to his children’s trusts of which he beneficially owns 200,000 through his minor children’s trusts.
(4)	Dr. Vitoc transferred 59,945 options to his children’s trusts of which he beneficially owns 39,963 through his minor children’s trusts.
Equity Compensation Plans and Other Benefit Plans
2020 Employee, Director and Consultant Equity Incentive Plan
On September 14, 2018, we adopted and approved the 2018 Stock Option Plan (the “2018 Plan”), which provides for the issuance of 3,900,000 shares of our common stock for purposes of attracting, retaining, and motivating key employees, directors, and consultants. On May 29, 2020, we amended the 2018 Plan and approved it as the Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) and reserved 1,671,000 common stock for issuance. As of the date of this proxy statement, there are 1,924,500 shares outstanding in the 2018 plan and no shares reserved for issuance. On November 1, 2020, we approved the second amendment of the 2020 Plan to reserve a total of 3,171,000 common stock for issuance. In April and July of 2021 there were amendments to the 2020 Plan to bring the plan to a total of 4,171,000 shares reserved for issuance. The 2020 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and restricted stock units. As of the date of this proxy statement, we have granted an aggregate of 3,999,023 options to various key employees, directors, and consultants under the 2020 Plan. As of the date of this proxy statement, there are 3,993,023 shares underlying outstanding options granted under the 2020 Plan. No additional options will be granted under the 2020 Plan upon the effectiveness of the 2021 Plan, as more fully described below.
2021 Equity Incentive Plan
Our board of directors and stockholders have adopted and approved the 2021 Equity Incentive Plan (the “2021 Plan”), which has replaced the 2020 Plan. The 2021 Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to our officers, employees, directors, consultants and advisers. The purpose of the 2021 Plan is to help us attract, retain, and motivate such persons with awards under the 2021 Plan and thereby enhance shareholder value.
Administration. The 2021 Plan is administered by the compensation committee of the Board, which shall consist of three members of the board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of any applicable listing requirements. If a member of the compensation committee is eligible to receive an award under the 2021 Plan, such compensation committee member shall have no authority under the plan with respect to his or her own award. Among other things, the compensation committee has complete discretion, subject to the express limits of the 2021 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2021 Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the 2021 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A, unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.
Grant of Awards; Shares Available for Awards. The 2021 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of MAIA or its affiliates. The aggregate number of shares of common stock reserved and available for grant and issuance under the 2021 Plan was initially 1,909,518, including the reserved shares of common stock not issued or subject to outstanding awards granted under the 2020 Plan. On May 25, 2023, Amendment No. 1 to the 2021 Plan was approved by our stockholders. Amendment No. 1 to the 2021 Plan provided for automatic increases in the aggregate number of shares reserved for awards under the 2021 Plan, commencing on the date of shareholder approval of the amendment, and then each January 1 following thereafter, and ending on (and including) January 1, 2032 (each an “Increase Date”), in an amount equal to ten (10%) of the total number of shares of common stock on a fully diluted basis outstanding on December 31 of the preceding calendar year; provided that, the Board may act prior to any Increase Date to provide that there will be no increase for such year or that the increase for such year will be a lesser number of shares than provided in the 2021 Plan. As a result of this provision, the amount of shares reserved under the 2021 Plan increased by (i) 1,956,993 shares on May 25, 2023 based on the fully diluted shares outstanding as of December 31, 2022; (ii) 2,838,668 shares on January 1, 2024 based on the fully diluted shares outstanding as of December 31, 2023 and (iii) 2,250,000 shares on January 1, 2025, based on the fully diluted shares outstanding as of December 31, 2024 (and the discretion of the board to authorize less than 10% of such amount). As of the date of this proxy statement, we have granted an aggregate of 5,427,326 options to various key employees, directors, and consultants under the 2021 Plan, and 2,923,673 shares of common stock are reserved and available for grant and issuance under the 2021 Plan. The same number of shares of common stock in the aggregate may be issued under the 2021 Plan in connection with incentive stock options. Shares shall be deemed to have been issued under the 2021 Plan solely to the extent actually issued and delivered pursuant to an award. If any award granted under the 2020 Plan or the 2021 Plan expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2021 Plan. The 2021 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board. The Board in its discretion may terminate the 2021 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2021 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.
Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2021 Plan as well. The number of stock options and/or shares of restricted stock to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or shares of restricted stock is dependent upon various factors such as hiring requirements and job performance.
Stock Options. The 2021 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NQSOs”). Stock options may be granted on such terms and conditions as the compensation committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our Company or a parent or subsidiary of our Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of common stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.
Stock Appreciation Rights. A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. The compensation committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the compensation committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the 2021 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.
Performance Shares and Performance Unit Awards. Performance share and performance unit awards entitle the participant to receive cash or shares of common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The compensation committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.
Distribution Equivalent Right Awards. A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the 2021 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The compensation committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional ordinary shares, or is to be entitled to choose among such alternatives.
Restricted Stock Awards. A restricted stock award is a grant or sale of common stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the compensation committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such instalments or otherwise, as the compensation committee or the board of directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the compensation committee or the board of directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.
Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The compensation committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive either a cash payment equal to the fair market value of a share of common stock or a distribution of one share of common stock, as determined in the sole discretion of the compensation committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the holder to voting rights, dividends or any other rights associated with ownership of shares of our common stock prior to the time the holder shall receive a distribution of shares, if any.
Unrestricted Stock Awards. An unrestricted stock award is a grant or sale of shares of our common stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration.
Change-in-Control Provisions. The compensation committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of common stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the compensation committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change of control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the compensation committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.

Amendment and Termination. The compensation committee may adopt, amend and rescind rules relating to the administration of the 2021 Plan, and amend, suspend or terminate the 2021 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2021 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.
Certain U.S. Federal Income Tax Consequences of the 2021 Equity Incentive Plan
The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the 2021 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously acquired ordinary shares. This summary assumes that U.S. Participants will hold their shares of common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2021 Plan or shares of common stock issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2021 Plan or shares issued thereunder.
A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if it is structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the ordinary shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells ordinary shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the ordinary shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.
A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the ordinary shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the ordinary shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the ordinary shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such ordinary shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.
A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.
A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of ordinary shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the ordinary shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such ordinary shares at the time the restriction lapses over any amount paid for the ordinary shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such ordinary shares at the time of grant. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.
401(k) Plan
Our eligible employees have been permitted to participate in our 401(k) beginning October 1, 2022. Participation in the 401(k) plan is offered for the benefit of our employees, including our named executive officers, who remain employed with us, and who satisfy certain eligibility requirements. We match employee contributions using a benchmark to industry standards. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
10b5-1 Plan
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy shares of our common stock on a periodic basis. Our other directors and executive officers may also adopt Rule 10b5-1 plans in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in limited circumstances. Our directors and executive officers may also buy or sell additional shares of our common stock outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
Limitations of Liability and Indemnification Matters
Our amended and restated certificate of incorporation provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the Delaware General Corporation Law (“DGCL”) is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The amended and restated certificate of incorporation further provides that any repeal or modification of such article by our stockholders or amendment to the DGCL will not affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.
Our amended and restated certificate of incorporation also provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation also provides that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

Our amended and restated certificate of incorporation also permits us to secure insurance on behalf of ourselves and any director, officer, employee or agent of the Company or another corporation, partnership joint venture, trust or other enterprise, against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.
We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or executive officer or at our request. We believe that these provisions in our amended and restated certificate of incorporation and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.
The description above of the indemnification provisions of our amended and restated certificate of incorporation and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which has been previously filed as an exhibit to certain of our SEC filings.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Non-Employee Director Compensation
Starting November 15, 2022 through January 31, 2025 our policy with respect to the compensation payable to our non-employee directors provides that each non-employee director will be eligible to receive compensation for his or her service consisting solely of equity awards, specifically $60,000 worth of stock options per year granted from the 2021 Equity Incentive Plan. The annual aggregate amount is granted in four equal quarterly installments of $15,000 with each quarterly grant valued based on the closing stock price at the end of the three-month period. Non-employee directors who serve as chair of audit committee, compensation committee and nominating and corporate governance committee receive an additional $15,000 worth of stock options per year, granted from the 2021 Equity Incentive Plan. The stock options will vest and be distributed quarterly ($3,750 per quarter) and will be valued based on the closing stock price at the end of the three-month period. Starting February 1, 2025 our policy with respect to the compensation payable to our non-employee directors provides that each non-employee director will be eligible to receive compensation for his or her service consisting solely of equity awards, specifically $100,000 worth of stock options per year granted from the 2021 Equity Incentive Plan. The annual aggregate amount is granted in four equal quarterly installments of $25,000 with each quarterly grant valued based on the closing stock price at the end of the three-month period. Non-employee directors who serve as chair of audit committee will receive an additional $7,500 in stock options per year, granted from the 2021 Equity Incentive Plan The annual aggregate amount is granted in four equal quarterly installments of $1,875 with each quarterly grant valued based on the closing stock price at the end of the three-month period., Non-employee directors who serve as members of the compensation committee and nominating and corporate governance committee will receive an additional $5,000 worth of stock options per year, granted from the 2021 Equity Incentive Plan. The annual aggregate amount is granted in four equal quarterly installments of $1,250 with each quarterly grant valued based on the closing stock price at the end of the three-month period.
Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors will also be entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws.

The employment agreements for the Director who is a full-time employee expressly provides that his service on the Board does not entitle him to any additional compensation. The following table shows the total compensation paid or accrued to sitting non-employee members of our board of directors for the fiscal year ended December 31, 2024.

Name	Fees earned or paid in cash	Stock Awards(1)	Option awards(1)(2)	All Other Compensation	Total
Steven Chaouki(4)	$—	$—(3)	$60,000(3)	—	$60,000
Ramiro Guerrero	$—	$—(4)	$60,000(4)	—	$60,000
Louie Ngar Yee	$—	$—(5)	$90,000(5)	—	$90,000
Cristian Luput	$—	$—(6)	$60,000(6)	—	$60,000
Stan V. Smith	$—	$—(7)	$75,000(7)	—	$75,000
Jean-Manasse Theagene	$—	$—	$60,000(8)	—	$60,000

(1)
In recognition of the past and continued future services provided by members of the Company’s board of directors (the “Board”), the Board determined it advisable and in the best interests of the Company and its stockholders and to further align the interests of directors with those of the Corporation’s stockholders, to allow members of the Board to purchase shares of common stock and common stock purchase warrants being sold in the Company private placements on each of March 14, 2024 (the “March 2024 Private Placement), April 25, 2024 (the “April 2024 Private Placement”), November 1, 2024 (the “November 2024 Private Placement”) and December 13, 2024 (the “December 2024 Private Placement,”) together (the “Private Placements”). The shares of Common Stock and common stock purchase warrants were issued under the Company’s 2021 Plan as Unrestricted Stock Awards and Awards of Options, respectively as such shares and warrants were acquired on the same terms and conditions as unaffiliated third party investors, the Company does not deem such purchases as compensatory.

(2)
The aggregate grant date fair value of such awards were computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (ASC Topic 718), and do not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 7 of the Notes to Consolidated Financial Statements appearing elsewhere herein. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards may subject to time-based vesting.

(3)
Steven Chaouki purchased the following shares of common stock in the Private Placements which were each issued as an Unrestricted Stock Award under the 2021 Plan: (i) 34,641 shares of common stock for a purchase price of approximately $40,530 and (ii) 22,133 shares of common stock for a purchase price of approximately $50,000. For his 2024 board compensation, Mr. Chaouki was issued 32,378 options. In addition, he purchased the following warrants which were each issued as an Award of Options under the Company’s 2021 Equity Incentive Plan (i) 34,641 warrants with an exercise price of $1.30 in the March 2024 Private Placement and (ii) 22,133 warrants with an exercise price of $2.51 per share in the November 2024 Private Placement.

(4)
Ramiro Guerrero purchased the following shares of common stock in the Private Placements which were each issued as an Unrestricted Stock Award under the 2021 Plan: (i) 6,928 shares of common stock for a purchase price of approximately $8,106; (ii) 88,534 shares of common stock for a purchase price of approximately $200,000 and (iii) 53,418 shares of common stock for a purchase price of $100,000. For his 2024 board compensation, Mr. Guerrero was issued 32,378 options. In addition, he purchased the following warrants which were each issued as an Award of Options under the Company’s 2021 Equity Incentive Plan (i) 6,928 warrants with an exercise price of $1.30 in the March 2024 Private Placement; (ii) 88,534 warrants with an exercise price of $2.51 per share in the November 2024 Private Placement and (iii) 53,418 warrants with an exercise price of $2.08 per share in the December 2024 Private Placement.

(5)
Louie Ngar Yee purchased the following shares of common stock in the Private Placements which were each issued as an Unrestricted Stock Award under the 2021 Plan: (i) 170,940 shares of common stock for a purchase price of approximately $200,000 and (ii) 19,665 shares of common stock for a purchase price of approximately $40,000. For her 2024 board compensation, Ms. Louie was issued 45,568 options. In addition, she purchased the following warrants which were each issued as an Award of Options under the Company’s 2021 Equity Incentive Plan (i) 170,940 warrants with an exercise price of $1.30 in the March 2024 Private Placement and (ii) 19,665 warrants with an exercise price of $2.26 per share in the April 2024 Private Placement.

(6)
Cristian Luput purchased the following shares of common stock in the Private Placements which were each issued as an Unrestricted Stock Award under the 2021 Plan: (i) 69,282 shares of common stock for a purchase price of approximately $81,060 and (ii) 22,133 shares of common stock for a purchase price of approximately $50,000. For his 2024 board compensation, he was issued 32,378 options. In addition, Mr. Luput purchased the following warrants which were each issued as an Award of Options under the Company’s 2021 Equity Incentive Plan (i) 69,282 warrants with an exercise price of $1.30 in the March 2024 Private Placement and (ii) 22,133 warrants with an exercise price of $2.51 per share in the November 2024 Private Placement.

(7)
Stan V. Smith purchased the following shares of common stock in the Private Placements which were each issued as an Unrestricted Stock Award under the 2021 Plan: (i) 170,940 shares of common stock for a purchase price of approximately $200,000; (ii) 147,492 shares of common stock for a purchase price of approximately $300,000; (iii) 100,000 shares of common stock for a purchase price of $225,900 and (iv) 25,000 shares of common stock for a purchase price of $46,800. For his 2024 board compensation, Dr. Smith was issued 40,473 options. In additionhe purchased the following warrants which were each issued as an Award of Options under the Company’s 2021 Equity Incentive Plan (i) 170,940 warrants with an exercise price of $1.30 in the March 2024 Private Placement; (ii) 147,492 warrants with an exercise price of $2.26 per share; in the April 2024 Private Placement; (iii) 100,000 warrants with an exercise price of $2.51 per share in the November 2024 Private Placement and (iv) 25,000 warrants with an exercise price of $2.08 per share in the December 2024 Private Placement.

(8)	Jean-Manasse Theagene was issued 32,378 options in 2024 for board compensation.

AUDIT-RELATED MATTERS
General
In fulfilling its oversight role, our Audit Committee met and held discussions, both together and separately, with the Company’s management and Grant Thornton. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and Grant Thornton, both together and separately, in advance of the public release of operating results and filing of annual and quarterly reports with the SEC. The Audit Committee discussed with Grant Thornton matters deemed significant by Grant Thornton, including those matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and reviewed a letter from Grant Thornton disclosing such matters.
Grant Thornton also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with Grant Thornton matters relating to their independence.
Based on our review with management and Grant Thornton of the Company’s audited consolidated financial statements and Grant Thornton’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2024. A representative of Grant Thornton, LLP is expected to be present virtually at the Annual Meeting to respond to appropriate questions and to make a statement, if desired.
Fees
Audit Fees
Professional services relating to audits of our annual consolidated financial, reviews of our quarterly SEC filings, issuance of comfort letters and consents, and other audit services related to a statutory audit requirement. Aggregate fees for the years ended December 31, 2024 and December 31, 2023 were approximately $372,182 and $515,725, respectively.
Audit Related Fees
There were no audit related fees for the years ended December 31, 2024 and December 31, 2023.
Tax Fees
Aggregate tax fees for the years ended December 31, 2024 and December 31, 2023 were approximately $74,550 and $71,020, respectively.
All Other Fees
There were no other fees billed for the years ended December 31, 2024 and December 31, 2023.
Policy Regarding Pre-Approval of Services Provided by the Outside Auditors
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, and to not engage them to perform the specific non-audit services proscribed by law or regulation. Each fiscal year, the Audit Committee meets with the independent registered public accounting firm and approves the fees and services to be performed for the year. All fees listed in the table above were approved in accordance with the Audit Committee’s policies.
In considering the nature of the services provided by the independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by the independent registered public accounting firm were pre-approved by the audit committee.

GENERAL
Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to shareholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or other electronic means.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The Company’s SEC filings made electronically through the SEC’s EDGAR system are available free of charge to the public at the SEC’s website at http://www.sec.gov.
We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our Company at following address: MAIA Biotechnology, Inc., 444 West Lake Street, Suite 1700, Chicago, Illinois 60606, Attention: Secretary.
You may also obtain additional copies from Broadridge Financial Solutions, Inc. using the following contact information: by internet at www.proxyvote.com, Telephone: Toll Free: 1-800-579-1639,
Email: sendmaterial@proxyvote.com.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS
Upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors, our board of directors has nominated for re-election at the Annual Meeting each of Jean-Manassé Theagène and Stan V. Smith as a Class III director, each to stand for re-election for a new term expiring at the 2026 annual meeting of shareholders or until their successors are duly elected and qualified. Each of the nominees is currently serving as a member of our board of directors. For biographical information on each of the director nominees, see “Board of Directors and Corporate Governance — Non-Employee Directors.”
In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies voting for their election will be voted for any nominee who shall be designated by the board of directors to fill the vacancy. As of the date of this proxy statement, we are not aware that any nominee is unable or will decline to serve as a director if elected.
Required Vote
The affirmative vote of shares of our Common Stock representing a plurality of the votes of the holders of the shares present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors is required to elect each of Jean-Manassé Theagène and Stan V. Smith as Class III directors of the Company.
Recommendation
Our board of directors unanimously recommends a vote “FOR” the election of each of Jean-Manassé Theagène and Stan V. Smith to our board of directors.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2025
The Audit Committee of our board of directors has appointed Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the year ending December 31, 2025. Grant Thornton has served in this capacity since November 21, 2022.
We are asking our shareholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our board of directors is submitting the appointment of Grant Thornton to our shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the appointment of Grant Thornton, the Audit Committee will consider whether it is appropriate and advisable to appoint another independent registered public accounting firm. Even if our shareholders ratify the appointment of Grant Thornton, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of Grant Thornton are expected to be present at the virtual Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.
Required Vote
The affirmative vote of the holders of a majority of the shares of stock present in person, by remote communication, or represented by proxy at the meeting and voting on such matter, at the virtual Annual Meeting or any adjournment or postponement thereof is required to approve Proposal 2.
Recommendation
Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S
AUTHORIZED COMMON STOCK FROM 70,000,000 SHARES TO 150,000,000 SHARES
Introduction
Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 70,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and 30,000,000 shares of “blank check” preferred stock. Our board of directors has approved an amendment to increase the number of authorized shares of common stock from 70,000,000 shares to 150,000,000 shares (the “Authorized Share Increase”).
The proposed form of amendment to our Amended and Restated Certificate of Incorporation to affect the Authorized Share Increase is attached as Annex A to this Proxy Statement (the “Certificate of Amendment”).
Reasons for the Increase in Authorized Common Shares Certificate of Amendment
The board of directors determined that the Authorized Share Increase to be effectuated pursuant to the filing of the Certificate of Amendment with the Delaware Secretary of State is in the best interests of the Company and unanimously recommends approval by stockholders. The board of directors believes that the availability of additional authorized shares of common stock is required for several reasons including, but not limited to, the additional flexibility to issue common stock for a variety of general corporate purposes as the board of directors may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).
Under our Amended and Restated Certificate of Incorporation, we are authorized to issue 70,000,000 shares of Common Stock. As of the Record Date, we had 29,587,314 shares of Common Stock outstanding. In addition, as of the Record Date:
•	9,299,143 shares of our Common Stock were reserved for issuance upon exercise of our outstanding warrants;
•	10,704,827 shares of our Common Stock were reserved for issuance upon exercise of outstanding options under our equity incentive plans;
•	2,923,673 shares of our Common Stock were reserved for future option grant under our equity incentive plans; and
•	6,363,636 shares of our Common Stock were reserved for future issuance under our at-the-market equity offering.
Based upon the foregoing number of outstanding and reserved shares of Common Stock, we have 11,121,407 shares of Common Stock remaining available for other purposes. Our working capital requirements are significant and may require us to raise additional capital through additional equity financings in the future.
If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.
Effects of the Authorized Share Increase
Following the filing of the Certificate of Amendment with the Delaware Secretary of State, we will have the authority to issue up to 150,000,000 shares of Common Stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors, unless stockholder approval is otherwise required by the rules of the NYSE American or any other market on which the Company is listed or quoted. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

In addition, the Authorized Share Increase could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If we issue additional shares of Common Stock or other securities convertible into shares of our Common Stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of Common Stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of Common Stock is not being proposed in response to any known threat to acquire control of the Company.
The Authorized Share Increase will not change the number of shares of Common Stock issued and outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our Common Stock.
Procedure for Implementing the Authorized Share Increase
The Authorized Share Increase will become effective upon the filing of the Certificate of Amendment or such later time as specified in the filing with the Delaware Secretary of State. The form of the Certificate of Amendment is attached hereto as Annex A. The exact timing of the filing of the Certificate of Amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.
Dissenters’ Rights
Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.
Required Vote
The affirmative vote of the holders of a majority of the shares of stock present in person, by remote communication, or represented by proxy at the meeting and voting on such matter, at the virtual Annual Meeting or any adjournment or postponement thereof is required to approve Proposal 3
Recommendation
Our Board unanimously recommends a vote “FOR” approval of Proposal 3.

OTHER MATTERS
We do not expect that any matter other than the foregoing proposals will be brought before the Annual Meeting. If, however, such a matter is properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons appointed as proxies will vote as recommended by our board of directors or, if no recommendation is given, in accordance with their judgment.
AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
If you would like to receive a copy of our Annual Report on Form 10-K for the Year Ended December 31, 2024, please contact us at: MAIA Biotechnology, Inc., 444 West Lake Street, Suite 1700, Chicago, Illinois 60606, Attention: Head of Finance or by telephone at (312) 416-8592, and we will send a copy to you without charge.
A Note about Our Website
Although we include references to our website (https://maiabiotech.com/) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.
We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investors Relations section of our website. Accordingly, investors should monitor such section of our website, in addition to following our press releases, SEC filings and public conference calls.

ANNEX A

CERTIFICATE OF AMENDMENT
to the
CERTIFICATE OF INCORPORATION
of
MAIA BIOTECHNOLOGY, INC.
MAIA BIOTECHNOLOGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: The name of the Corporation is MAIA Biotechnology, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 3, 2018 and amended and restated on August 1, 2022 ( the “Certificate of Incorporation”).
SECOND: ARTICLE FOURTH of the Corporation’s Certificate of Incorporation shall be amended restated in its entirety to read as follows:
FOURTH: This Corporation is authorized to issue two classes of shares of stock, which shall be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 180,000,000 shares. The number of shares of Common Stock authorized is 150,000,000 shares, $0.0001 par value per share. The number of shares of Preferred Stock authorized is 30,000,000 shares, $0.0001 par value per share. The rights, privileges, preferences and restrictions of the Preferred Stock shall be as set forth in one or more resolutions providing for the issuance of such stock adopted by the Corporation’s Board of Directors pursuant to authority expressly vested in it by this Article FOURTH”
THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the day of    , 2025.

MAIA BIOTECHNOLOGY, INC.

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank; Signature Page Follows]
A-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May [ ], 2025 for shares held directly and by 11:59 P.M. ET on May [ ], 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MAIA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May [ ], 2025 for shares held directly and by 11:59 P.M. ET on May [ ], 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70415-P29410 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAIA BIOTECHNOLOGY, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class III Directors

Nominees:	**For**	**Withhold**
1a. Jean-Manassé Theagène	☐	☐
1b. Stan V. Smith	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The notice of meeting, the accompany proxy statement and proxy card and the annual report on Form 10-K are available at www.proxyvote.com.

V70416-P29410

MAIA BIOTECHNOLOGY, INC.
Annual Meeting of Stockholders
May [ ], 2025 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Vlad Vitoc and Jeffrey Himmelreich, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MAIA BIOTECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Central Time on May [ ], 2025, at www.virtualshareholdermeeting.com/MAIA2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side